FOR FURTHER INFORMATION:
                                   USX                  Ashland Inc.
                                   William E. Keslar    Dan Lacy
                                   (412) 433-6870       (606) 329-3148

FOR IMMEDIATE RELEASE

    DEFINITIVE AGREEMENTS SIGNED FOR MARATHON, ASHLAND JOINT VENTURE

     FINDLAY, OH, Dec. 12 -- Thomas J. Usher, chairman of USX Corporation, Victor G. Beghini, president of Marathon Oil, and Paul W. Chellgren, Ashland chairman and chief executive officer, signed definitive agreements today that will formally create Marathon Ashland Petroleum LLC. Marathon has a 62 percent interest and Ashland a 38 percent interest in the new company which is expected to commence operations January 1, 1998.
     Plans to pursue the joint venture were first announced last May 15 when a letter of intent to seek a combination of the major elements of the two firms' downstream operations was signed. As announced on December 8, the Federal Trade Commission has advised both companies that it has completed the antitrust review of their refining and marketing joint venture announced earlier this year, and will permit the transaction to proceed.
     Potential efficiencies to be derived by the joint venture have been broadly estimated to be in excess of $200 million annually on a pre-tax basis. While a modest part of these efficiencies will begin to be achieved in mid- to late 1998, full realization of efficiencies should occur over the next few years as the joint venture's integration plans are implemented. Certain transition costs, principally severance and relocation, will be incurred by both parents in connection with the formation of the new company; however, these one-time costs are not expected to be significant, nor are any major asset dispositions anticipated in connection with the combination at this time.
     "Today's signing represents the culmination of months of comprehensive planning and discussion and reflects the efforts of hundreds of dedicated Marathon, USX and Ashland employees. More importantly, this signing represents the creation of a new company, one well-suited to the demands of a changing market," Usher stated. "The prospect of combining complementary assets and integrating marketing and operations strengths through Marathon Ashland Petroleum LLC is extremely exciting. I expect the joint venture to be a formidable competitor."
     "We're very pleased that the definitive agreements have been signed," said Chellgren. "Marathon, USX and Ashland employees are to be commended for the hard work, dedication and aggressive pace that they've maintained toward building one of the strongest and most competitive downstream companies in the industry. It's our goal to close the transaction as near to year-end as possible and integrate the operations of the two companies as soon as possible."
     J. L. "Corky" Frank, Marathon's executive vice president for refining, marketing and transportation, will be president of the joint venture and D. Duane Gilliam, Ashland Petroleum president, will be executive vice president. Other officers of the joint venture from both companies have also been announced. Headquarters for Marathon Ashland Petroleum will be located in Findlay, Ohio.
"This signing combines the downstream resources of two outstanding parent companies in an exciting growth-oriented venture," Frank said. "I see the potential for significantly enhancing the value provided to customers and other stakeholders through the joint venture's economies of scale, feedstock purchasing, market access, and refining/transportation flexibility. But the most important resource of all is our employees," he emphasized. "Innovation and performance derives from people. Because of the caliber of our people, I have no doubt that our performance will grow to be best of class."
     Marathon and Ashland have agreed that exploration, production and chemical businesses are not to be part of the joint venture. Ashland's refinery-produced petrochemicals will be included in the joint venture. Other exclusions include Ashland's Valvoline division, along with certain Marathon equity investments in pipelines.
     Plans are to continue employing the existing brands that each of the parent companies have utilized successfully. In the future, the joint venture will develop a brand strategy that will maximize the market impact of the brand offering. Marathon operates under the Marathon brand and through its Emro Marketing Company brands: Speedway, Bonded, Cheker, Starvin' Marvin, United, Gastown, Wake Up and Kwik Sak. Ashland brands include: Ashland, SuperAmerica and Rich Oil.
     Marathon Ashland Petroleum LLC will have approximately six percent of total U.S. refining capacity with seven plants located at Garyville, LA, (255,000 b/d); Catlettsburg, KY, (220,000 b/d), Robinson, IL (180,000 b/d);
St. Paul Park, MN (70,000 b/d); Texas City, TX (70,000 b/d); Detroit, MI (70,000 b/d); and Canton, OH (70,000 b/d). The new company will have 84 light products and asphalt terminals in the Midwest and Southeast regions of the United States, 5,400 retail marketing outlets in 20 states, and significant pipeline holdings. On a pro forma basis, the joint venture's combined total assets would have been roughly $7 billion at the end of 1996 and reported sales revenues for 1996 would have been approximately $20 billion, which includes approximately $7 billion of excise taxes and matching buy/sell transactions.
     Marathon Oil Company is a part of the USX-Marathon Group (NYSE:MRO), a unit of USX Corporation. Ashland Inc. (NYSE:ASH) is a large energy and chemical company engaged in petroleum refining and marketing; coal and highway construction.

December 12, 1997
For more information on Marathon, see the website at www.marathon.com or www.usx.com.
For more information on Ashland, see the website at www.ashland.com.

                              #     #     #

This press release includes forward-looking statements, particularly concerning the amount of savings from potential efficiencies. These statements contain the words "expected," "potential," or "estimated," indicating that future outcomes are not known with certainty and subject to risk factors. Some factors that could potentially cause actual outcomes to differ materially from information set forth in the forward-looking statements include; unanticipated costs to implement shared technology, difficulties in integrating corporate structures, delays in leveraging volume procurement advantages or delays in personnel rationalization. In addition, in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, USX has included in its Form 10-Q for the period ended March 31, 1997, meaningful cautionary statements identifying important factors, but not necessarily all factors, that could cause actual results to differ materially from those set forth in the forward-looking statements.



                     Marathon Ashland Petroleum LLC

Marathon Facts            Ashland Facts       Marathon Ashland Petroleum LLC
                                                           Facts
Marathon Oil Company      Ashland Inc.        Marathon Ashland Petroleum LLC
P.O. Box 3128             P.O. Box 391        539 South Main Street
Houston, TX 77253-3128    Ashland, KY 41114   Findlay, OH 45840-3295
(713) 629-6600 Phone      (606) 329-3333 Phone   (419) 422-2121 Phone
(713) 871-0728 FAX        (606) 329-3922 FAX  (419) 421-2540 FAX

J. L. "Corky" Frank,      D. Duane Gilliam,   J. L. "Corky", Frank,
Executive Vice President, President, Ashland  President,
refining, marketing and   Petroleum Company   D. Duane Gilliam,
transportation                                Executive Vice President

Riad N. Yammine, President, John F. Pettus,   Riad N. Yammine, President,
Emro Marketing Company      President,        Emro Marketing Company
                            SuperAmerica
Manfred Spindler, VP,     Randy K. Lohoff,    John F. Pettus, President
refining                  VP, human resources Superamerica
Kevin M. Henning, VP,
supply and
transportation                                Manfred Spindler, Sr. VP,
Richard E. White, VP,     J. Michael Wilder,  refining
marketing                 VP and General      Kevin M. Henning, Sr. VP,
Garry L. Peiffer,         Counsel             Crude oil and product
Assistant controller,     Lamar M. Chambers,  supply and transportation
refining, marketing       Admin, VP, finance
and transportation                            Richard E. White, Sr. VP,
Rodney P. Nichols, Manager,                   wholesale and brand
human resources                               marketing
Gary R. Heminger, Manager,                    Garry L. Peiffer, Sr. VP,
business development and                      finance and commercial
joint interest, planning                      services
Clifford C. Cook, Manager                     Randy K. Lohoff, Sr. VP,
operations planning and                       human resources, and
products supply                               health, environment and
                                              safety
                                              J. Michael Wilder, General
                                              Counsel and Secretary
                                              Lamar M. Chambers, VP,
                                              finance and controller
                                              Rodney P. Nichols, VP,
                                              human resources
                                              Gary R. Heminger, VP,
                                              business development
                                              Clifford C. Cook, VP,
                                              operations planning and
                                              product supply


Marathon Refineries (4)   Ashland             Marathon Ashland
                          Refinineries (3)    Petroleum LLC
                                              Refineries (7)
Garyville, LA                                 Garyville, LA
Capacity:  255,000 bpd                        Capacity:  255,000 bpd
                          Catlettsburg, KY    Catlettsburg, KY
                          Capacity:220,000    Capacity:  220,000 bpd
Robinson, IL              bpd                 Robinson, IL
Capacity:  180,000 bpd                        Capacity:  180,000 bpd
                          St. Paul Park, MN   St. Paul Park, MN
                          Capacity:70,000 bpd Capacity:  70,000 bpd
Detroit, MI                                   Detroit, MI
Capacity:  70,000 bpd                         Capacity:  70,000 bpd
                          Canton, OH          Canton, OH
                          Capacity:70,000 bpd Capacity:  70,000 bpd
Texas City, TX                                Texas City, TX
Capacity:  70,000 bpd                         Capacity:  70,000 bpd
Total                     Total               Total
Marathon Capacity:        Ashland Capacity:   Marathon Ashland
575,000 bpd               360,000 bpd         Petroleum LLC Combined
                                              Capacity:
                                              935,000 bpd

Marathon percent of U.S.  Ashland percent of  Total Marathon Ashland
Capacity:  3.7            U.S. Capacity: 2.3  Petroleum LLC percent of
                                              U.S. Capacity:  6.0

Marathon Terminals        Ashland Terminals   Marathon Ashland
                                              Petroleum LLC Terminals
51 light product and      34 light product    84 light
asphalt terminals         and asphalt         product and
in the Midwest and        terminals           asphalt
Southeast                                     terminals. (One
                                              light product facility
                                              in Niles, MI, is
                                              jointly owned)
Marathon                  Ashland             Marathon Ashland
Retail Marketing          Retail Marketing    Petroleum LLC.
                                              Retail Marketing

Approximately 4,000       1,413 outlets in 11 Approximately 5,400 outlets
outlets in 17 states      states including:   in 20 states including:
including:
AL, FL, GA, IL, IN, KY,   IL, IN, KY, MN, ND,  AL, FL, GA, IL, IN, KY, LA,
LA, MI, MS, NC, OH, PA,   OH, PA, SD, VA, WV,  MI, MN, MS, NC,
SC, TN,                   and WI               ND, OH, PA,
VA, WV, and WI                                 SC, SD, TN, VA, WV, and WI

Marathon Pipeline         Ashland Pipeline       Marathon Ashland
                                                 Petroleum LLC. Pipeline

Marathon owns, leases, or Ashland owns, leases   Owns, leases or has an
has an ownership          or has an ownership    ownership interest in
interest in 5,635 miles   interest in 5,790      10,651 miles of pipeline.
of pipeline that          miles of pipeline      This total reflects both
will be included in       in 13 states.          Ashland's and Marathon's
the joint venture. This   This includes          joint interests in 667
includes 878 miles of     2,287 miles            miles of Capline, the large
crude oil gathering       of crude oil           pipeline that transports
lines; 2,434 miles of     gathering lines,       crude oil from St. James,
crude oil trunk           2,987 miles of         LA, to Patoka, IL, and
lines; and 2,323 miles    crude oil trunk        both companies' interest in
of product lines          lines, 475 miles       the 107 miles of pipeline in
                          of product lines       in the Louisiana Offshore
                          and 41 miles           Oil Port (LOOP) system
                          of natural gas
                          liquid lines.